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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 3, 2005
(Date of Report)

LNR PROPERTY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13223 (Commission File Number)	65-0777234 (IRS Employer Identification Number)

1601 Washington Avenue, Suite 800, Miami Beach, Florida (Address of Principal Executive Offices)		33139 (Zip Code)

(305) 695-5500
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.    Changes in Control of Registrant.

        On February 3, 2005, LNR Property Corporation ("LNR") completed the merger that is the subject of a Plan and Agreement of Merger dated as of August 29, 2004 among LNR, Riley Property Holdings LLC (which is now "LNR Property Holdings Ltd.") ("Holdings") and Riley Acquisition Sub Corp. (the "Merger Agreement"). As a result of that transaction, LNR became a wholly owned subsidiary of Holdings. Holdings is 75% owned by funds and accounts managed by Cerberus Capital Management, L.P. and its real estate affiliate Blackacre Institutional Capital Management, LLC and co-investors, 20.4% owned by Stuart Miller, the former Chairman of the Board of LNR, and 4.6% owned by members of LNR's management.

        In connection with its acquisition of LNR, Holdings arranged for approximately $3.48 billion of equity and debt financing. Of this, $734 million is being provided as equity investments by the owners of Holdings, $2.35 billion of debt financing is available under a facility provided by a group of banks for which Goldman Sachs Mortgage Corp. and Deutsche Bank are the agents, and $400 million is being provided through a private placement of subordinated notes. This, plus cash LNR had on hand, including proceeds from a recently completed sale of collateralized debt obligations, provided the approximately $4.2 billion that is being used to pay merger consideration to LNR stockholders of $63.10 per share, to make payments to holders of options, convertible notes and other rights to acquire LNR stock, to refinance substantially all of LNR's material consolidated indebtedness (including approximately $726 million principal amount of senior subordinated notes being purchased as a result of a tender offer by LNR) and to pay transaction fees and expenses.

        Prior to the merger, Stuart Miller, a trust for his benefit and family partnerships owned approximately 31% of LNR's stock, which, because it consisted primarily of Class B Common Stock, entitled Mr. Miller, the trust and the family partnerships to cast approximately 77% of all the votes that could be cast by LNR stockholders.

        It was a condition to the Merger Agreement, that all of the directors, except for Jeffrey P. Krasnoff, of LNR deliver executed letters of resignation from their positions as directors of LNR to Holdings, to be effective as of the effective time of the merger. Each of the directors has done so. Immediately following the effective time of the merger, LNR appointed the following directors to hold office in accordance with the bylaws of LNR: Ronald E. Schrager and Robert B. Cherry.

        Additional information regarding the merger and other matters, including those described herein, is included in LNR's Proxy Statement dated December 30, 2004 and the Schedule 13E-3, as amended, which were filed with the Securities and Exchange Commission.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LNR PROPERTY CORPORATION
By:	/s/ JEFFREY P. KRASNOFF
Name: Jeffrey P. Krasnoff
Title: President

Date: February 3, 2005

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SIGNATURES